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                                                                Exhibit (a)(5)
                                                                --------------

                             NACCO INDUSTRIES, INC.

                           OFFER TO PURCHASE FOR CASH
                UP TO 800,000 SHARES OF ITS CLASS A COMMON STOCK
                        AT A PURCHASE PRICE NOT GREATER
                   THAN $50.00 NOR LESS THAN $43.50 PER SHARE

          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 16, 1996,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 18, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the Offer by NACCO Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 800,000 shares of its Class A Common Stock, par value $1.00 per share (the "Shares"), at prices not greater than $50.00 nor less than $43.50 per Share, net to the seller in cash, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $50.00 nor less than $43.50 per Share) that it will pay for Shares validly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase all 800,000 Shares, or such lesser number of Shares as are validly tendered at prices not greater than $50.00 nor less than $43.50 per Share, pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and "odd lot" tenders, the Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn. See "Number of Shares; Proration" in the Offer to Purchase.

     If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 800,000 Shares are validly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from all Odd Lot Holders (as defined in the Offer to Purchase) who validly tender all of their Shares at or below the Purchase Price and do not withdraw any such Shares, and then on a pro rata basis from all other shareholders whose Shares are validly tendered at or below the Purchase Price and not withdrawn.

     The Company also has outstanding Class B Common Stock, par value $1.00 per share (the "Class B Shares"). Because of transfer restrictions, no trading market has developed, or is expected to develop, for the Class B Shares. The Class B Shares are not subject to the Offer; however, the Class B Shares are convertible into Class A Shares on a one-for-one basis. If you hold Class B Shares and would like to tender Class A Shares into the Offer, you must first notify Key Shareholder Services, the transfer agent for the Shares (the "Transfer Agent"), at 4900 Tiedeman Road, Stock Transfer Department, 1st Floor, Brooklyn, Ohio 44144, in writing, of your desire to convert some or all of your Class B Shares into Class A Shares, and enclose share certificates representing the Class B Shares you would like to so convert and executed stock powers with respect to such certificates. See "How to Tender Shares -- Class B Shares" in the Offer to Purchase and item 6 below for a discussion of factors you should consider before deciding to convert your Class B Shares into Class A Shares.

     We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

     Please instruct us on the attached instruction form as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.
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     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING
TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE "CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER ALL OR ANY SHARES. THE COMPANY HAS BEEN INFORMED THAT NO DIRECTOR, EXECUTIVE OFFICER, OR FAMILY SHAREHOLDER OF THE COMPANY INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES.

     We call your attention to the following:

          1. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to other conditions. See "Certain Conditions of the Offer" in the Offer to Purchase.

          2. The Offer, proration period, and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 16, 1996, unless the Company extends the Offer.

          3. You may tender Shares at prices, net to you in cash, not greater than $50.00 nor less than $43.50 per Share, as indicated in the attached instruction form.

          4. The proration provisions applicable to the Offer are described below and in "Number of Shares; Proration" in the Offer to Purchase.

          5. The Offer is for 800,000 Shares, constituting approximately 11.0% of the Shares outstanding as of November 13, 1996. The Company expressly reserves the right, in its sole discretion, to purchase up to an additional 2% of the outstanding Shares pursuant to the Offer without the need to extend the Offer.

          6. The Company also has outstanding the Class B Shares. Because of transfer restrictions, no trading market has developed, or is expected to develop, for the Class B Shares. The Class B Shares are not subject to the Offer; however, the Class B Shares are convertible into Class A Shares on a one-for-one basis. If you hold Class B Shares and would like to tender Class A Shares into the Offer, you must first notify the Transfer Agent, at 4900 Tiedeman Road, Stock Transfer Department, 1st Floor, Brooklyn, Ohio 44144, in writing, of your desire to convert some or all of your Class B Shares into Class A Shares, and enclose share certificates representing the Class B Shares you would like to so convert and executed stock powers with respect to such certificates. Please note that you should allow 10 to 14 business days for such conversion and that share certificates representing tendered Shares must be received by the Depositary by the Expiration Date, or up to three NYSE trading days thereafter if you follow the procedures for guaranteed delivery set forth above. In considering whether you should convert Class B Shares into Class A Shares in order to tender Class A Shares into the Offer, please note that: (i) each Class B Share is entitled to ten votes per share while each Class A Share is entitled to only one vote per Share; (ii) once you convert your Class B Shares into Class A Shares and tender such Shares into the Offer you cannot convert your Class A Shares back into Class B Shares in the event that such Class A Shares are not purchased in the Offer; (iii) you may not have any such Class A Shares purchased in the Offer because the price specified by you may exceed the Purchase Price; and (iv) some portion of the Class A Shares that you tender into the Offer may not be purchased pursuant to the Offer due to proration. See "How to Tender Shares -- Class B Shares" in the Offer to Purchase.

          7. You will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of your Shares pursuant to the Offer.

          8. If you owned beneficially as of the close of business on November 13, 1996 an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price and do not withdraw any of such Shares before the Expiration Date and check the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions

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

     of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered and not withdrawn at or below the Purchase Price. See "Tender by Holders of Fewer Than 100 Shares" in the Offer to Purchase.

          9. If you wish to tender portions of your Share holdings at different prices, you must complete separate instructions for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     As described in "Number of Shares; Proration" in the Offer to Purchase, if before the Expiration Date a greater number of Shares is properly tendered at or below the Purchase Price and not withdrawn than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

          (a) first, all Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date by any Odd Lot Holder who:

             (1) tenders all Shares beneficially owned by such Odd Lot Holder at or below the Purchase Price and does not withdraw any such Shares before the Expiration Date (partial tenders will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) then, after the purchase of all of the Shares of such Odd Lot Holders, all other Shares validly tendered at or below the Purchase Price and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares), as provided in the Offer to Purchase.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A LETTER OF TRANSMITTAL ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 16, 1996, UNLESS THE COMPANY EXTENDS THE OFFER.

     The Company is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the securities or, Blue Sky laws of such jurisdiction. In any jurisdiction in which the securities or Blue Sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                INSTRUCTION FORM
                              WITH RESPECT TO THE

                             NACCO INDUSTRIES, INC.

                           OFFER TO PURCHASE FOR CASH
                UP TO 800,000 SHARES OF ITS CLASS A COMMON STOCK
                   AT A PURCHASE PRICE PER SHARE NOT GREATER
                   THAN $50.00 NOR LESS THAN $43.50 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 18, 1996, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by NACCO Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 800,000 shares of its Class A Common Stock, par value $1.00 per share (the "Shares"), at prices not greater than $50.00 nor less than $43.50 per Share, net to the seller in cash, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer.

     The undersigned acknowledges that the Company will, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and "odd lot" tenders, (i) determine a single per Share price not greater than $50.00 nor less than $43.50 per Share that it will pay for Shares validly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders; (ii) select the lowest Purchase Price that will allow it to purchase all 800,000 Shares, or such lesser number of Shares as are validly tendered at prices not greater than $50.00 nor less than $43.50 per Share, pursuant to the Offer; (iii) purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn; and (iv) return all other Shares. The undersigned acknowledges that in accordance with the terms of this Offer, including the provisions thereof relating to proration, the Company may not purchase all shares validly tendered at prices at or below the Purchase Price and not withdrawn. The undersigned further acknowledges that the Company may purchase up to an additional 2% of the outstanding Shares without the need to extend the Offer. See "Number of Shares; Proration" in the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration.

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

              AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR
                        THE ACCOUNT OF THE UNDERSIGNED:*

                              ____________ SHARES
---------------

* Unless otherwise indicated, all of the Shares held for the account of the undersigned will be tendered.

                                    ODD LOTS
[ ] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on November 13, 1996 an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

In addition, the undersigned is tendering Shares (check one box):

[ ] at the Purchase Price (as defined below), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below);

                         or

[ ] at the price per Share indicated below under "Price (in Dollars) Per Share at which Shares are Being Tendered."

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED
                  (SEE INSTRUCTION 5 TO LETTER OF TRANSMITTAL)
                            ------------------------

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                      NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.

                            SHARES TENDERED AT PRICE
                          DETERMINED BY DUTCH AUCTION

  [ ] The undesigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $43.50 or as high as $50.00.

                                       OR

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

                 [ ] $44.00    [ ] $45.00    [ ] $46.00    [ ] $47.00    [ ] $48.00    [ ] $49.00
                 [ ] $44.125   [ ] $45.125   [ ] $46.125   [ ] $47.125   [ ] $48.125   [ ] $49.125
                 [ ] $44.250   [ ] $45.250   [ ] $46.250   [ ] $47.250   [ ] $48.250   [ ] $49.250
                 [ ] $44.375   [ ] $45.375   [ ] $46.375   [ ] $47.375   [ ] $48.375   [ ] $49.375
  [ ] $43.500    [ ] $44.500   [ ] $45.500   [ ] $46.500   [ ] $47.500   [ ] $48.500   [ ] $49.500
  [ ] $43.625    [ ] $44.625   [ ] $45.625   [ ] $46.625   [ ] $47.625   [ ] $48.625   [ ] $49.625
  [ ] $43.750    [ ] $44.750   [ ] $45.750   [ ] $46.750   [ ] $47.750   [ ] $48.750   [ ] $49.750
  [ ] $43.875    [ ] $44.875   [ ] $45.875   [ ] $46.875   [ ] $47.875   [ ] $48.875   [ ] $49.875
                                                                                       [ ] $50.00

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                                 SIGNATURE BOX

Signature(s)
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Dated                                                                    , 1996
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Name(s) and Address(es)
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                                (Please Print)

Area Code and Telephone Number
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Taxpayer Identification or
Social Security Number
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